Exhibit 1.1

Execution Version

CRESTWOOD MIDSTREAM PARTNERS LP

4,000,000 COMMON UNITS

REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

July 25, 2012

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

UBS Securities LLC

as Representatives of the Underwriters

named in Schedule A attached hereto

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell (the “Offering”) to the underwriters named in Schedule A attached hereto (the “Underwriters”), for whom Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC are acting as Representatives (the “Representatives”), an aggregate of 4,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase from the Partnership up to an additional 600,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” This agreement (this “Agreement”) is to confirm the agreement among the Partnership and Crestwood Gas Services GP LLC, a Delaware limited liability company (the “General Partner” and together with the Partnership, the “Crestwood Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Units from the Partnership by the Underwriters. The Crestwood Parties and the subsidiaries listed on Schedule B attached hereto (the “Subsidiaries”) are hereinafter collectively sometimes referred to as the “Partnership Entities.” Crestwood Gas Services Holdings LLC, a Delaware limited liability company, is referred to herein as “Holdings.”

As used in this Agreement:

(i) “Applicable Time” means 8:15 a.m. (New York City time) on the date of this Agreement;

(ii) “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time;

(iii) “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus identified on Schedule D attached hereto and (B) the number of Units and the pricing information set forth on Schedule E attached hereto;

(iv) “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(vi) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Units;

(vii) “Prospectus” means the final prospectus supplement relating to the Units, including the Base Prospectus, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus, and all exhibits to such registration statement.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

Any reference to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Crestwood Parties and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $24.97 per Unit.

In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units in the event the Underwriters sell more than the number of Firm Units, at the same purchase price per Unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than (i) if such additional time of purchase is concurrent with the initial time of purchase, the first business day after the date on which the Over-Allotment Option shall have been exercised and (ii) if such additional time of purchase is after the initial time of purchase, the second business day after the date on which the Over-Allotment Option shall have been exercised; nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A attached hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Units), subject to adjustment in accordance with Section 9 hereof.

2. Payment and Delivery. Payment of the purchase price for the Units shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the certificates for the Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on July 30, 2012 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Units shall be made at the offices of Locke Lord LLP, at 10:00 a.m., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Partnership. Each of the Crestwood Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) Registration. A registration statement on Form S-3 (File No. 333-171735) with respect to the Common Units being sold by the Partnership has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The Partnership meets the requirements for use of Form S-3 under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than three years before the date of this Agreement. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Partnership to you.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or to the knowledge of the Partnership, threatened by the Commission.

(b) Partnership Not an Ineligible Issuer. At (i) the time of initial filing of the Registration Statement and (ii) the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and each time of purchase, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and at each time of purchase to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11.

(e) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date and at each time of purchase, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11.

(f) No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Material Misstatements or Omissions in the Disclosure Package. The Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11.

(h) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its date, did not conflict with the information contained in the most recent Preliminary Prospectus or the Prospectus.

(i) Conformity of Issuer Free Writing Prospectuses to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j) Formation and Qualification of Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all corporate, partnership or limited liability company power and authority necessary to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus and (i) in the case of the General Partner, to act as the general partner of the Partnership, and (ii) in the case of the Crestwood Parties, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(k) Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”); or (ii) subject the limited partners of the Partnership to any material liability or disability; insofar as the foregoing representation relates to the registration or qualification of each Partnership Entity, the applicable jurisdictions are set forth on Schedule C hereto.

(l) Ownership of the General Partner. Holdings owns all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “General Partner LLC Agreement”); and Holdings owns such membership interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges or claims (“Liens”) except as would not be a Material Adverse Effect or under that certain Credit Agreement dated as of October 1, 2010 by and among Crestwood Holdings LLC, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto, as amended, and that certain Guarantee and Collateral Agreement of even date therewith among Holdings, certain of its affiliates and Bank of America, N.A., as collateral agent, as amended (collectively, the “Holdings Credit Documents”).

(m) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner in the Partnership and at the time of purchase, immediately after the issuance of the Firm Units against payment therefor in accordance with this Agreement, will have a 2.0% general partner interest in the Partnership (the “GP Interest”) represented by 967,369 General Partner Units; the GP Interest has been validly issued in accordance with the Second Amended and Restated Partnership Agreement of the Partnership, as amended (the “Partnership Agreement”); and the General Partner owns such GP Interest free and clear of all Liens except as would not be a Material Adverse Effect or under the Holdings Credit Documents.

(n) Partnership Interests Outstanding. As of the date hereof and immediately prior to the time of purchase, the issued and outstanding limited partner interests of the Partnership consist of 36,548,228 Common Units, 62,393 Class C Units (as defined in the Partnership Agreement) and the Incentive Distribution Rights (as defined in the Partnership Agreement); the General Partner owns all the Incentive Distribution Rights; all of the outstanding Common Units, Class C Units and Incentive Distribution Rights and the limited partner interests represented thereby have been validly issued in accordance with the Partnership Agreement and otherwise by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability” incorporated by reference from the Company’s registration statement on Form 8-A filed on March 17, 2009). Under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), no purchaser thereof has any obligation to make payments to the Partnership or to make contributions to the Partnership by reason of such purchasers’ ownership of the same (except as the same may be affected by Sections 17-303 and 17-607 of the Delaware LP Act). The General Partner owns all of the Incentive Distribution Rights free and clear of all Liens except as would not be a Material Adverse Effect or under the Holdings Credit Documents.

(o) Ownership of Crestwood Operating LLC. The Partnership owns all of the issued and outstanding membership interests in Crestwood Gas Services Operating LLC, a Delaware limited liability company (“Crestwood Operating LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Crestwood Operating LLC (the “Crestwood Operating LLC Agreement”); and the Partnership owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under that certain Credit Agreement dated as of October 1, 2010 by and among the Partnership, BNP Paribas, as administrative agent and collateral agent, and the lenders party thereto, as amended, and of the Guarantee and Collateral Agreement of even date therewith among the Partnership, certain of its affiliates and BNP Paribas, as collateral agent, as amended (collectively, the “Credit Documents”). Under the Delaware LLC Act, the Partnership has no obligation to make further payment for its purchase of such membership interests or contributions to Crestwood Operating LLC solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(p) Ownership of Crestwood OPGP. Crestwood Operating LLC owns all of the issued and outstanding membership interests in Crestwood Gas Services Operating GP LLC, a Delaware limited liability company (“Crestwood OPGP”); such membership interests have been validly issued in accordance with the Crestwood OPGP limited liability company agreement (the “Crestwood OPGP LLC Agreement”); and Crestwood Operating LLC owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Delaware LLC Act, Crestwood Operating LLC has no obligation to make further payment for its purchase of such membership interests or contribution to Crestwood OPGP solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(q) Ownership of Processing Partners. Crestwood OPGP is the sole general partner of Cowtown Gas Processing Partners L.P., a Texas limited partnership (“Processing Partners”), with a 1.0% general partner interest in Processing Partners; such general partner interest has been validly issued in accordance with the partnership agreement of Processing Partners (“the

“Processing Partners LP Agreement”); and Crestwood OPGP owns such general partner interest free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Crestwood Operating LLC is the sole limited partner of Processing Partners with a 99.0% limited partner interest in Processing Partners; such limited partner interest has been validly issued in accordance with the Processing Partners LP Agreement; and Crestwood Operating owns such limited partner interest free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Business Organizations Code (the “Texas Act”), Crestwood Operating LLC has no obligation to make further payments for its purchase of such limited partnership interests or contributions to Processing Partners solely by reason of its ownership of such interests (except as the same may be affected by Sections 153.102 and 153.210 of the Texas Act).

(r) Ownership of Pipeline Partners. Crestwood OPGP is the sole general partner of Cowtown Pipeline Partners L.P., a Texas limited partnership (“Pipeline Partners”), with a 1.0% general partner interest in Pipeline Partners; such general partner interest has been validly issued in accordance with the partnership agreement of Pipeline Partners (the “Pipeline Partners LP Agreement”); and Crestwood OPGP owns such general partner interest free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Crestwood Operating is the sole limited partner of Pipeline Partners with a 99.0% limited partner interest in Pipeline Partners; such limited partner interest has been validly issued in accordance with the Pipeline Partners LP Agreement; and Crestwood Operating owns such limited partner interest free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, Crestwood Operating LLC has no obligation to make further payments for its purchase of such limited partnership interests or contributions to Pipeline Partners solely by reason of its ownership of such interests (except as the same may be affected by Sections 153.102 and 153.210 of the Texas Act).

(s) Ownership of Crestwood Midstream Finance Corporation. The Partnership owns all of the issued and outstanding capital stock in Crestwood Midstream Finance Corporation, a Delaware corporation (“Crestwood Finance Corporation”); such capital stock has been duly authorized and validly issued, and are fully paid and nonassessable; and the Partnership owns such capital stock free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents.

(t) Ownership of Crestwood New Mexico Pipeline LLC. The Partnership owns all of the issued and outstanding membership interests in Crestwood New Mexico Pipeline LLC, a Texas limited liability company (“New Mexico Pipeline LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of New Mexico Pipeline LLC (the “New Mexico Pipeline LLC Agreement”); and the Partnership owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, the Partnership has no obligation to make further payment for its purchase of such membership interests or contributions to New Mexico Pipeline LLC solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(u) Ownership of Crestwood Appalachia Pipeline LLC. The Partnership owns all of the issued and outstanding membership interests in Crestwood Appalachia Pipeline LLC, a Texas limited liability company (“Appalachia Pipeline LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Appalachia Pipeline LLC (the “Appalachia Pipeline LLC Agreement”); and the Partnership owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, the Partnership has no obligation to make further payment for its purchase of such membership interests or contributions to Appalachia Pipeline LLC solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(v) Ownership of Crestwood Sabine Pipeline LLC. The Partnership owns all of the issued and outstanding membership interests in Crestwood Sabine Pipeline LLC, a Texas limited liability company (“Sabine Pipeline LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Sabine Pipeline LLC (the “Sabine Pipeline LLC Agreement”); and the Partnership owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, the Partnership has no obligation to make further payment for its purchase of such membership interests or contributions to Sabine Pipeline LLC solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(w) Ownership of Sabine Treating, LLC. Sabine Pipeline LLC owns all of the issued and outstanding membership interests in Sabine Treating, LLC, a Texas limited liability company (“Sabine Treating, LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Sabine Treating, LLC (the “Sabine Treating LLC Agreement”); and the Partnership owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, Sabine Pipeline LLC has no obligation to make further payment for its purchase of such membership interests or contributions to Sabine Treating, LLC solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(x) Ownership of Crestwood Pipeline LLC. The Partnership owns all of the issued and outstanding membership interests in Crestwood Pipeline LLC, a Texas limited liability company (“Crestwood Pipeline LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Crestwood Pipeline LLC (the “Crestwood Pipeline LLC Agreement”); and the Partnership owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, the Partnership has no obligation to make further payment for its purchase of such membership interests or contributions to Crestwood Pipeline LLC solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(y) Ownership of Crestwood Panhandle Pipeline LLC. Crestwood Pipeline LLC owns all of the issued and outstanding membership interests in Crestwood Panhandle Pipeline LLC, a Texas limited liability company (“Panhandle Pipeline”); such membership interests have been validly issued in accordance with the limited liability company agreement of Panhandle Pipeline LLC (the “Panhandle Pipeline LLC Agreement”); and Panhandle Pipeline owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, Crestwood Pipeline LLC has no obligation to make further payment for its purchase of such membership interests or contributions to Panhandle Pipeline solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(z) Ownership of Crestwood Arkansas Pipeline LLC. Crestwood Pipeline LLC owns all of the issued and outstanding membership interests in Crestwood Arkansas Pipeline LLC, a Texas limited liability company (“Arkansas Pipeline LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Arkansas Pipeline LLC (the “Arkansas Pipeline LLC Agreement”); and Arkansas Pipeline LLC owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents. Under the Texas Act, Crestwood Pipeline LLC has no obligation to make further payment for its purchase of such membership interests or contributions to Arkansas Pipeline LLC solely by reason of its ownership of such interests (except for its obligation to repay any funds wrongfully distributed to it).

(aa) Ownership of Crestwood Marcellus Pipeline LLC. The Partnership owns all of the issued and outstanding membership interests in Crestwood Marcellus Pipeline LLC, a Delaware limited liability company (“Marcellus Pipeline LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Crestwood Marcellus Pipeline LLC (the “Marcellus Pipline LLC Agreement”); and the Partnership owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents.

(bb) Ownership of Crestwood Marcellus Midstream LLC. Marcellus Pipeline LLC owns 35% of the issued and outstanding membership interest in Crestwood Marcellus Midstream LLC, a Delaware limited liability company (“Marcellus Midstream LLC”); such membership interests have been validly issued in accordance with the limited liability company agreement of Marcellus Midstream LLC (the “Marcellus Midstream LLC Agreement”); and Marcellus Pipeline LLC owns such membership interests free and clear of all Liens except as would not be a Material Adverse Effect or under the Credit Documents.

(cc) No Other Subsidiaries. Other than a direct or indirect ownership in the Partnership or the Subsidiaries, neither the Partnership nor the General Partner owns, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, limited liability company, joint venture, association or other entity.

(dd) Valid Issuance of Units. The Units and the limited partner interests represented thereby, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and the holders thereof will have no obligation to make any further payment for the purchase of the same or to make contributions to the Partnership solely by reason of their ownership of the Units (except as the same may be affected by (i) matters described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Risk Factors — Risks Inherent in an Investment in Us — Unitholders’ liability may not be limited if a court finds that unitholder action constitutes control of our business” and “Risk Factors – Risks Inherent in an Investment in US — Unitholders may have liability to repay distributions that were wrongfully distributed to them” (and any similar information, if any, contained in any Permitted Free Writing Prospectus) and (ii) Sections 17-303

and 17-607 of the Delaware LP Act) and free of any restriction upon the voting or transfer thereof pursuant to the Partnership Agreement or other agreement or instrument to which the Partnership or any of the Partnership Entities or their affiliates is a party or by which any of them or any of their respective properties may be bound or affected except as disclosed in the Disclosure Package and Prospectus.

(ee) Conformity to Description of Common Units. The Units, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will conform in all material respects to the description thereof contained or incorporated by reference in the Disclosure Package and the Prospectus.

(ff) Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by each of the Crestwood Parties. The Purchase and Sale Agreement, dated July 21, 2012, by and among Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc. and the Partnership (the “Devon Purchase Agreement”) has been been duly authorized, executed and delivered.

(gg) Authorization, Execution, Delivery and Enforceability of Certain Agreements.

(i) the Partnership Agreement has been duly authorized and executed and validly delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) the General Partner LLC Agreement has been duly authorized and executed and validly delivered by Holdings and is a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;

(iii) each of the Crestwood Operating LLC Agreement, the New Mexico Pipeline LLC Agreement, the Sabine Pipeline LLC Agreement, the Appalachia Pipeline LLC Agreement, the Crestwood Pipeline LLC Agreement and the Marcellus Pipeline LLC Agreement has been duly authorized and executed and validly delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) the Crestwood OPGP LLC Agreement has been duly authorized and executed and validly delivered by Crestwood Operating LLC and is a valid and legally binding agreement of Crestwood Operating LLC, enforceable against Crestwood Operating LLC in accordance with its terms;

(v) the Processing Partners LP Agreement and the Pipeline Partners LP Agreements have been duly authorized and executed and validly delivered by Crestwood OPGP and Crestwood Operating LLC and are the valid and legally binding agreements of Crestwood OPGP and Crestwood Operating LLC, enforceable against Crestwood OPGP and Crestwood Operating LLC in accordance with their terms;

(vi) the Panhandle Pipeline LLC Agreement and the Arkansas Pipeline LLC Agreement have been duly authorized and executed and validly delivered by Crestwood Pipeline LLC and are the a valid and legally binding agreements of Crestwood Pipeline LLC, enforceable against Crestwood Pipeline LLC in accordance with their respective terms;

(vii) the Sabine Treating LLC Agreement has been duly authorized and executed and validly delivered by Sabine Pipeline LLC and is a valid and legally binding agreement of Sabine Pipeline LLC, enforceable against Sabine Pipeline LLC in accordance with its terms;

(viii) the Marcellus Midstream LLC Agreement has been duly authorized and executed and validly delivered by Crestwood Marcelllus Pipeline LLC and is a valid and legally binding agreement of Crestwood Marcelllus Pipeline LLC, enforceable against Crestwood Marcelllus Pipeline LLC in accordance with its terms;

provided that, with respect to each agreement described in this Section 3(gg), the enforceability thereof may be limited (A) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) with respect to the indemnity, contribution and exoneration provisions therein, by public policy and applicable laws relating to fiduciary duties and indemnification.

(hh) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the parties hereto, (ii) the offering, issuance and sale of the Units, (iii) the execution, delivery and performance of the Devon Purchase Agreement by the parties thereto or (iv) the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under, or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of the Partnership Entities pursuant to (A) any certificate or articles of incorporation, bylaws, certificates of formation or limited partnership, limited partnership agreement, limited liability agreement or other organizational documents (the “Organizational Documents”) of the Partnership Entities, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, which conflicts, breaches, violation or defaults, in the case of clauses (B), (C), (D) or (E) above, would, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement.

(ii) No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE ) (each, a “Consent”) or any approval of the security holders of the Partnership Entities, is required in connection with the Offering or the consummation by the Partnership of the transactions contemplated hereby, other than (i)

registration of the Units under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), (iv) such Consents that have been, or prior to the applicable time of purchase will be, obtained, (v) a supplemental listing application for the Units to be filed with the New York Stock Exchange, and (vi) such Consents that, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement.

(jj) No Defaults. None of the Partnership Entities is (A) in violation of its respective Organizational Documents, (B) in breach of, in default under or violation of (nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) in violation of any federal, state, local or foreign law, regulation or rule, (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order applicable to any of the Partnership Entities or any of their properties, which breach, default or violation in the case of Clauses (B), (C), (D) and (E) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with consummation of the transactions contemplated by this Agreement.

(kk) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as described in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any equity interests in the Partnership, (iii) no person has any resale rights in respect of equity interests in the Partnership that would be required to be disclosed in the Registration Statement and are not so disclosed, (iv) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the Offering and (v) no person has the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any equity interests in the Partnership, or to include any such equity interests in the Registration Statement or the Offering.

(ll) Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses except for such Permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Partnership Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) Descriptions; Exhibits. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Preliminary Prospectuses and the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(nn) Litigation. Except as described in the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership Entities, threatened or contemplated to which any of the Partnership Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.

(oo) Independent Registered Public Accounting Firms. Deloitte & Touche LLP, whose report on the financial statements of the Partnership are included, or incorporated by reference, as applicable, in the Registration Statement, the Preliminary Prospectuses and the Prospectus or any Issuer Free Writing Prospectuses containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(pp) Financial Statements. At March 31, 2012, the Partnership would have had, on an as adjusted pro forma basis as indicated in the Disclosure Package and the Prospectus, a capitalization as set forth in the Disclosure Package and the Prospectus. The historical financial statements incorporated by reference in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Partnership and the General Partner as of the dates indicated and the consolidated statements of operations, cash flows and changes in partners’ equity of the Partnership and the General Partner for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved. The pro forma financial statements incorporated by reference in the Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are reasonable; the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such pro forma financial statements. There are no financial statements (historical or pro forma) that are required to be included in the Disclosure Package or the Prospectus that are not included as required. The Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Disclosure Package and the Prospectus.

(qq) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a material adverse change, in the business, properties, management, financial condition, prospects or results of operations of the Partnership Entities (considered as a single enterprise), (ii) any transaction which is material to the Partnership Entities (considered as a single enterprise), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities, which is material to the Partnership Entities (considered as a single enterprise), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case whether or not arising from transactions in the ordinary course of business.

(rr) Lock-Up Agreement. The Crestwood Parties have obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in substantially the form set forth as Exhibit A attached hereto, of each person listed on Exhibit A-1 hereto, including Holdings and each executive officer and director of the General Partner.

(ss) Investment Company. None of the Partnership Entities is and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units will any of them be, and, after giving effect to the Offering and sale of the Units and the application of the proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(tt) Title to Properties. Each of the Partnership Entities has good and marketable title to all real property and good title to all personal property described in the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens except (i) Liens, individually or in the aggregate, that would not have a Material Adverse Effect, (ii) Liens that would not materially interfere with the use of any such property for the conduct of its businesses and/or Liens described in the Disclosure Package and the Prospectus or (iii) Liens arising under the Credit Documents. All of the property described in the Disclosure Package and the Prospectus, if any, as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases.

(uu) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Disclosure Package or the Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(vv) Intellectual Property. Each of the Partnership Entities owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Intellectual Property”), and the Partnership Entities are unaware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the Intellectual Property. None of the Partnership Entities has infringed or is infringing the intellectual property of a third party, and none of the Partnership Entities has received notice of a claim by a third party to the contrary.

(ww) Labor and Employment. None of the Partnership Entities is engaged in any unfair labor practice; no labor disputes with the employees that are engaged in the businesses of the Partnership Entities exist or, to the knowledge of the Crestwood Parties after due inquiry, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Crestwood Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any of the Partnership Entities before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any of the Partnership Entities and (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (ii) no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of the Partnership Entities.

(xx) Environmental Compliance. Except as described in the Disclosure Package and the Prospectus, each of the Partnership Entities (i) is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or common laws, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and are in compliance with all permits, licenses, or other approvals required of it under applicable

Environmental Laws to conduct its respective businesses as they are currently being conducted, (iii) has not received written notice of any, and to the knowledge of the Crestwood Parties after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) is not subject to any pending or, to the knowledge of the Crestwood Parties after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the Partnership Entities, except in the cases of clauses (i) through (iv) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or such actions, suits, demands, orders or proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus, none of the Partnership Entities has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Except as set forth in the Disclosure Package or the Prospectus, none of the Partnership Entities is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”). As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(yy) Environmental Compliance Review. In the ordinary course of their respective businesses, the Partnership Entities (i) monitor changes in Environmental Laws applicable to their respective businesses, operations and properties, and take actions as necessary to obtain and maintain compliance with any new or amended Environmental Laws; (ii) retain environmental consultants to apply for and obtain certain permits, licenses and approvals required for their operations under Environmental Laws, and to advise the Partnership Entities as to measures that may be required to obtain and maintain compliance with Environmental Laws; and (iii) consult with appropriate operations personnel to ensure that adequate capital and operating budgets are established to provide funding for expenditures required to conduct their operations in compliance with Environmental Laws.

(zz) Tax Returns. All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

(aaa) Insurance. Crestwood maintains insurance covering the Partnership Entities’ properties, operations, personnel and businesses as the Crestwood Parties reasonably deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; and the Crestwood Parties do not have reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(bbb) No Business Interruptions. None of the Partnership Entities has sustained since the date of the last audited financial statements included in the Disclosure Package and the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(ccc) Non-Renewal of Agreements; No Third Party Defaults. Except as described in the Disclosure Package and the Prospectus, none of the Partnership Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by any of the Partnership Entities or, to the knowledge of the Crestwood Parties, any other party to any such contract or agreement. To the knowledge of the Crestwood Parties after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.

(ddd) Internal Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(eee) Disclosure Controls. The Partnership has established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to General Partner’s Chief Executive Officer and Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all known significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s ability to record, process, summarize and report financial data; and (ii) any known fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting; all material weaknesses, if any, in internal control over financial reporting have been identified to the Partnership’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Partnership Entities and the General Partner’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(fff) Related Party Transactions. None of the Partnership Entities has, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates; or (B) made any material modification, including any renewal thereof, to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.

(ggg) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Disclosure Package and the Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(hhh) Statistical and Market-Related Data. All statistical or market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(iii) No Prohibition on Distributions. None of the Partnership Entities is currently prohibited, directly or indirectly, from making distributions with respect of its equity securities or from repaying to the Partnership any loans or advances or from transferring any property or assets to the Partnership or any other Subsidiary, except as described in (i) the Disclosure Package and the Prospectus or (ii) the Organizational Documents of the Partnership and the General Partner.

(jjj) Foreign Corrupt Practices Act. None of the Partnership Entities nor, to the knowledge of the Crestwood Parties, any employee or agent of the Partnership Entities has made any payment of funds of the Partnership Entities or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package and the Prospectus;

(kkk) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Crestwood Parties, threatened.

(lll) OFAC. None of the Partnership Entities nor, to the knowledge of the Crestwood Parties, any director, officer, agent, employee, affiliate or person acting on behalf of any Partnership Entity is currently subject to any U.S. sanctions administered by OFAC; and the Partnership will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mmm) NYSE Listing. The Units will have been approved for listing on the NYSE, subject only to official notice of issuance.

(nnn) No Brokers’ Fees. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ooo) No Stabilizing Transactions. None of the Partnership Entities nor any of their Affiliates (as such term is defined in Rule 405 of the Rules and Regulations) has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ppp) FINRA Affiliations. To the knowledge of the Crestwood Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership, the General Partner, any of the General Partner’s officers and directors, or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Disclosure Package and the Prospectus.

(qqq) No Distribution of Other Offering Materials. None of the Partnership Entities nor any of their Affiliates (as such term is defined in Rule 405 of the Rules and Regulations) has distributed nor will they distribute, prior to the later to occur of (i) the time of purchase and additional time of purchase and (ii) the completion of the distribution of the Units, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectuses or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.

In addition, any certificate signed by any officer of the Partnership Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Partnership Entity, as the case may be, as to matters covered thereby to each Underwriter.

4. Certain Covenants of the Partnership. The Crestwood Parties, jointly and severally, hereby agree:

(a) Blue Sky Qualification. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the Offering); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) Copies of Prospectus. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act in connection with the sale of the Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) Effectiveness of Registration Statement. If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Units may be sold, to use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or Rule 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).

(d) Delivery of Prospectus. If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Underwriters, (ii) promptly file with the Commission a new registration statement under the Securities Act relating to the Units or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Underwriters, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Underwriters of such effectiveness and (v) take all other action necessary or appropriate to permit the Offering to continue as contemplated in the Disclosure Package and the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(e) Filing of Amendments or Supplements. To advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement (other than, after the termination of the Offering, by means of filing any document that is incorporated by reference therein) the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, and to provide the Underwriters and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriters shall object in writing.

(f) Exchange Act Reports. Subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units.

(g) Rule 462(b) Registration Statement. If necessary or appropriate, to file a registration statement pursuant to, and in accordance with, Rule 462(b) under the Securities Act and pay the applicable fees in accordance with the Securities Act.

(h) Misstatements and Omissions. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

(i) Earnings Information. To make generally available to its security holders, and to deliver to the Underwriters, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 18 months after the effective date of this Registration Statement.

(j) Annual Report. Unless otherwise available through the electronic data gathering, analysis and retrieval system (“EDGAR”), to furnish to the Partnership’s security holders as soon as practicable after the end of each fiscal year a 10-K (including the consolidated balance sheet and statements of income, partners’ equity and cash flow of the Partnership and the Subsidiaries (other than Marcellus Midstream LLC) for such fiscal year, accompanied by a copy of the certificate of report thereon of nationally recognized independent registered public accountants duly registered with the PCAOB).

(k) Copies of the Registration Statement. To furnish or make available via EDGAR to the Underwriters as many copies of the Registration Statement as may be reasonably requested, as such Registration Statement was initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters and counsel.

(l) Copies of Other Documents. To furnish or make available via EDGAR to each of the Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Partnership shall send to its security holders (excluding any periodic income tax reporting materials) or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of publicly available documents or reports filed with any national securities exchange on which any class of securities of the Partnership is listed and (iv) such other information as you may reasonably request regarding the Partnership Entities, in each case to the extent that such materials are not publicly available.

(m) Application of Proceeds. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(n) Compliance with Rules 433(d) and (g). To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and Rule 433(g) under the Securities Act.

(o) Partnership Lock-Up. Beginning on the date hereof and ending on, and including, the date that is 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of Wells Fargo Securities, LLC, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any such securities, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the sale of the Units as contemplated by this Agreement, (B) issuances of Common Units upon the exercise or vesting of securities convertible into or exchangeable or exercisable for Common Units pursuant to the Partnership’s 2007 equity plan, as amended, (C) the issuance of securities convertible into or exchangeable or exercisable for Common Units not exercisable during the Lock-Up Period pursuant to the Partnership’s 2007 equity plan, as amended, and (D) as required under that certain Registration Rights Agreement, dated April 1, 2011, by and between the Partnership and the purchasers named therein.

(p) Distribution of Prospectuses. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Issuer Free Writing Prospectus identified on Schedule D attached hereto.

(q) No Stabilization. Not to take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(r) NYSE Listing. To use its best efforts to cause the Units to be approved for trading on NYSE.

(s) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Partnership Units.

5. Covenant to Pay Costs. The Crestwood Parties jointly and severally agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, counsel and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and custody agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and counsel and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any Canadian wrapper, blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange, (vi) any filing for review of the public offering of the Units by FINRA, including any reasonably incurred legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters in an amount not to exceed $5,000, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Crestwood Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, lodging and other expenses incurred by the officers of any of the Crestwood Parties, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, and (x) the performance of the obligations of the Crestwood Parties hereunder; provided, however, that (i) except as otherwise provided in this Section 5 and in Section 6 hereof, the Underwriters shall bear and pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes payable on the issuance of any Units and any advertising expenses incurred by them in connection with any offers they make.

6. Reimbursement of Underwriters’ Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership shall, in addition to paying the amounts described in Section 5 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Crestwood Parties on the date of this Agreement, at the Applicable Time, at the time of purchase and, if applicable, at the additional time of purchase the performance by the Crestwood Parties of their obligations hereunder and to the following additional conditions precedent:

(a) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase an opinion of Locke Lord LLP, counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in the form approved by the Representatives, substantially to the effect set forth in Exhibit B attached hereto. The Partnership shall also furnish to you at the time of purchase and, if applicable, at the additional time of purchase an opinion of Delaware counsel addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, to the effect that the limited partnership agreement of the Partnership constitutes a valid and binding agreement of parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

(b) The Partnership shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase an opinion of Kelly Jameson, General Counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in the form approved by the Representatives, substantially to the effect set forth in Exhibit C attached hereto.

(c) You shall have received from each of Deloitte & Touche LLP customary comfort letters dated, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Issuer Free Writing Prospectuses, if any.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase the opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected.

(f) The Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(g) Prior to and at the time of purchase and, if applicable, the additional time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Issuer Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, or results of operations or prospects of the Partnership Entities, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Partnership Entities, taken as a whole, shall have been entered into by any of the Partnership Entities or become probable, the effect of which is, in the judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units as contemplated by the Prospectus.

(i) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the President and Chief Executive Officer and the Senior Vice President — Chief Financial Officer of the General Partner, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(j) The Partnership will, on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of Senior Vice President and Chief Financial Officer of the Partnership, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus as of the time of purchase and, if applicable, at the additional time of purchase, as you may reasonably request.

(l) The Units shall have been approved for listing on NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(m) FINRA shall not have raised any objection (that has not been resolved) with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

8. Effective Date of Agreement; Termination . This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of or prospects of the Partnership Entities, taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Issuer Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Issuer Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Partnership and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Crestwood Parties shall be unable to comply with any of the terms of this Agreement, the Crestwood Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Partnership Entities under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Crestwood Parties to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Crestwood Parties. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a) Each of the Crestwood Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, the partners, directors, officers, employees and agents of any Underwriter, affiliates of any Underwriter who have participated in the distribution of the Units as underwriters, and any person who controls any Underwriter or any such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission to state a material fact required to be stated in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or in any Prospectus together with any combination of one or more of the Issuer Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Issuer Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Crestwood Parties, their directors and officers, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Crestwood Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information specified in Section 11 hereof furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, a Prospectus or a Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Crestwood Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses;

provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 10(a), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 10 to indemnify the indemnified party or the amount of such obligation and the indemnifying party shall have notified the indemnified party of such good faith dispute prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Crestwood Parties on the one hand and the Underwriters on the other hand from the Offering or

(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Crestwood Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Crestwood Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Crestwood Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Crestwood Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Crestwood Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Crestwood Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Crestwood Parties, their directors or officers or any person who controls the Crestwood Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Crestwood Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Crestwood Parties, against any of the General Partner’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

11. Information Furnished by the Underwriters. The concession figure appearing under the caption “Underwriting—Underwriting Discounts and Expenses,” the legal name of each Underwriter appearing in the table under the caption “Underwriting,” and the disclosure appearing under the caption “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Disclosure Package and the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6161); and, if to the Crestwood Parties, shall be sufficient in all respects if delivered or sent to the Crestwood Parties at the offices of the Partnership at 700 Louisiana Street, Suite 2060, Houston, Texas 77002, Attention: Kelly Jameson, General Counsel, facsimile number (832) 519-2250.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto.

The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Crestwood Parties (on each of its behalf and, to the extent permitted by applicable law, on behalf of each of its equity holders and affiliates waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Crestwood Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Crestwood Parties and may be enforced in any other courts to the jurisdiction of which the Crestwood Parties are or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Crestwood Parties and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. No Fiduciary Relationship. The Crestwood Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Crestwood Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Crestwood Parties, their management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Crestwood Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Crestwood Parties hereby confirm their understanding and agreement to that effect. The Crestwood Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Crestwood Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Crestwood Parties. The Crestwood Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Crestwood Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Crestwood Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Crestwood Parties and their successors and assigns and any successor or assign of any substantial portion of any of the Crestwood Parties and any of the Underwriters’ respective businesses and/or assets.

19. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Crestwood Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Crestwood Parties and the Underwriters, severally.

Very truly yours,

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP LLC, its general partner

	By:	/s/ William G. Manias
	Name:	William G. Manias
	Title:	Senior Vice President and CFO

CRESTWOOD GAS SERVICES GP LLC

By:	/s/ William G. Manias
Name:	William G. Manias
Title:	Senior Vice President and CFO

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

BARCLAYS CAPITAL INC.

By:	/s/ Joseph C. Castle
Name:	Joseph C. Castle
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Waldron
Name:	Robert Waldron
Title:	Vice President

RBC CAPITAL MARKETS, LLC

By:	/s/ Jennifer Caruso
Name:	Jennifer Caruso
Title:	Director

UBS SECURITIES LLC

By:	/s/ Jeff Jorgensen
Name:	Jeff Jorgensen
Title:	Director

By:	/s/ Jane J. Dabney
Name:	Jane J. Dabney
Title:	Executive Director

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Units to be Purchased
Wells Fargo Securities, LLC	1,000,000
Barclays Capital Inc.	725,000
Citigroup Global Markets Inc.	725,000
RBC Capital Markets, LLC	725,000
UBS Securities LLC	725,000
Ladenburg Thalmann & Co. Inc.	100,000

Total	4,000,000

SCHEDULE B

Subsidiaries

STATE/ JURISDICTION
OF
	INCORPORATION/	NAME UNDER WHICH
NAME OF SUBSIDIARY	ORGANIZATION	BUSINESS IS CONDUCTED
Crestwood Gas Services Operating LLC	Delaware	Crestwood Gas Services Operating LLC
Crestwood Gas Services Operating GP LLC	Delaware	Crestwood Gas Services Operating GP LLC
Crestwood Midstream Finance Corporation Crestwood Marcellus Midstream LLC*	Delaware Delaware	Crestwood Midstream Finance Corporation Crestwood Marcellus Midstream LLC
Crestwood Marcellus Pipeline LLC	Delaware	Crestwood Marcellus Pipeline LLC
Crestwood New Mexico Pipeline LLC	Texas	Crestwood New Mexico Pipeline LLC
Crestwood Pipeline LLC	Texas	Crestwood Pipeline LLC
Crestwood Panhandle Pipeline LLC	Texas	Crestwood Panhandle Pipeline LLC
Crestwood Arkansas Pipeline LLC	Texas	Crestwood Arkansas Pipeline LLC
Cowtown Gas Processing Partners L.P.	Texas	Cowtown Gas Processing Partners L.P.
Cowtown Pipeline Partners L.P.	Texas	Cowtown Pipeline Partners L.P.
Crestwood Sabine Pipeline LLC	Texas	Crestwood Sabine Pipeline LLC
Sabine Treating, LLC	Texas	Sabine Treating, LLC
Crestwood Appalachia Pipeline LLC	Texas	Crestwood Appalachia Pipeline LLC

*	35% interest in this joint venture

SCHEDULE C

Jurisdictions of Foreign Qualification or Registration

Entities	Foreign Jurisdictions
Crestwood Midstream Partners LP	Texas
Crestwood Gas Services GP LLC	Texas
Crestwood Gas Services Operating LLC	Texas
Crestwood Gas Services Operating GP LLC	Texas
Crestwood Midstream Finance Corporation	None
Crestwood New Mexico Pipeline LLC	New Mexico
Crestwood Pipeline LLC	None
Crestwood Panhandle Pipeline LLC	None
Crestwood Arkansas Pipeline LLC	Arkansas
Cowtown Pipeline Partners L.P.	None
Cowtown Gas Processing Partners L.P.	None
Crestwood Sabine Pipeline LLC	Louisiana
Sabine Treating, LLC	Louisiana
Crestwood Appalachia Pipeline LLC Crestwood Marcellus Midstream LLC	West Virginia West Virginia
Crestwood Marcellus Pipeline LLC	West Virginia

SCHEDULE D

Issuer Free Writing Prospectuses

[None.]

SCHEDULE E

Pricing Information

Number of Units:	4,000,000 Firm Units and 600,000 Additional Units
Price to Public:	$26.00
Closing Date:	July 30, 2012

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

July 24, 2012

Wells Fargo Securities, LLC

Together with the other Underwriters

Named in Schedule A to the Underwriting Agreement referred to herein

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Crestwood Gas Services LP, a Delaware limited partnership (the “Partnership”), and Crestwood Gas Services GP LLC, a Delaware limited liability company, on the one hand, and Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC and the other underwriters named in Schedule A to the Underwriting Agreement, on the other hand, with respect to the public offering (the “Offering”) of 4,000,000 common units of the Partnership representing limited partner interests in the Partnership (the “Firm Units”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether currently held or later acquired, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the sale of the Units as contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) the exercise or vesting of securities issued pursuant to the Partnership’s 2007 equity plan, as amended, that are convertible into or exchangeable or exercisable for the Common Units, provided, that in the case of any transfer or distribution pursuant to (b), (c) or (d) above, no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above), or (e) the disposition to the Partnership of Common Units or securities issued pursuant to the Partnership’s 2007 equity plan, as amended, that are convertible into or exchangeable or exercisable for the Common Units in order to satisfy any tax withholding. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

Notwithstanding anything to the contrary herein, this Lock-Up Agreement shall not be applicable and shall have no force and effect with respect to any Common Units obtained by the Collateral Agent (as defined) pursuant to the Guarantee and Collateral Agreement dated and effective as of October 1, 2010, as amended, among Crestwood Holdings LLC, Quicksilver Gas Services Holdings LLC (n/k/a Crestwood Gas Services Holdings LLC), and Bank of America, N.A., as Collateral Agent.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Partnership of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units.

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature page follows]

Yours very truly,

By:
Name:
Title:

Signature Page to Lock-Up Agreement

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position with General Partner
Crestwood Gas Services Holdings LLC
Crestwood Gas Services GP LLC
Crestwood Holdings LLC
Robert G. Phillips	President, Chief Executive Officer and Chairman of the Board
William G. Manias	Senior Vice President — Chief Financial Officer
Joel D. Moxley	Senior Vice President — Chief Operating Officer
Kelly J. Jameson	Senior Vice President — General Counsel and Corporate Secretary
Mark G. Stockard	Vice President, Investor Relations and Treasurer
Steven M. Dougherty	Vice President, Chief Accounting Officer
Robert T. Halpin Alvin Bledsoe	Vice President — Business Development Director
Timothy H. Day	Director
Michael G. France	Director
Philip D. Gettig	Director
Joel C. Lambert	Director
J. Hardy Murchison	Director
John W. Somerhalder II	Director